EXHIBIT 15

Coopers & Lybrand L.L.P.





                       REPORT OF INDEPENDENT ACCOUNTANTS



Ford Motor Company
The American Road
Dearborn, Michigan


Re: Ford Motor Company Registration Statement Nos. 2-95018, 2-95020, 33-9722, 33-14951, 33-19036, 33-36043, 33-36061,
     33-39402, 33-50087, 33-50194, 33-50238, 33-54304, 33-54344,
     33-54348, 33-54275, 33-54283, 33-54735, 33-54737, 33-55847,
     33-56785 and 33-58255 on Form S-8, and 2-42133, 33-32641,
     33-40638, 33-43085, 33-45887, 33-55474 and 33-55171 on
     Form S-3.


 We are aware that our report dated April 19, 1995 accompanying the unaudited interim financial information of Ford Motor Company for the periods ended March 31, 1995 and 1994 and included in the Ford Motor Company Quarterly Report on Form 10-Q for the quarter ended March 31, 1995 will be incorporated by reference in the Registration Statements. Pursuant to Rule 436(c) under the
Securities Act of 1933, this report should not be considered a part of the Registration Statements prepared or certified by us within the meaning of Sections 7 and 11 of that Act.



/s/ COOPERS & LYBRAND L.L.P.

COOPERS & LYBRAND L.L.P.

Detroit, Michigan
May 10, 1995